EXHIBIT 5.1

Akerman Senterfitt
One Southeast Third Avenue, 25th Floor
Miami, FL 33131

September 16, 2009

HEICO Corporation
3000 Taft Street
Hollywood, Florida  33021

Ladies and Gentlemen:

We have acted as counsel to HEICO Corporation., a Florida corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). Such Registration Statement relates to the registration by the Company of an additional 1,500,000 shares of  (i)(a) Common Stock, par value $0.01 per share (the “Common Stock”) or (b) Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”, and together with the Common Stock, the “Shares”), and (ii) related Preferred Stock Purchase Rights, pursuant to stock options granted or to be granted under the HEICO Corporation Amended and Restated 2002 Stock Option Plan (the “Plan”).

In connection with the Registration Statement, we have examined, considered and relied upon copies of such documents and instruments that we have deemed necessary for the expression of the opinions contained herein. In our examination of these documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all copies. Based upon the foregoing examination, we are of the opinion that the shares of Common Stock and Class A Common Stock have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable shares of Common Stock or Class A Common Stock of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ AKERMAN SENTERFITT